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                                CALL AGREEMENT


     THIS CALL AGREEMENT (this "Agreement"), is made and entered into as of December 17, 1999, among EEX CAPITAL, INC., a Delaware limited liability company ("Buyer") and BOB WEST TREASURE L.L.C. ("Seller").

     WHEREAS, contemporaneous with the formation of EEX Reserves Funding LLC, a Delaware limited liability company (the "Company"), (i) Seller acquired 300 membership units ("Units") in the Company (the "Interest"), (ii) Buyer acquired 6 Units, and (iii) and an affiliate of Buyer acquired 294 Units; and

     WHEREAS, Buyer and Seller have agreed that Buyer shall have the option as set forth in Section 1 below, and upon execution by EEX E&P Company, a Delaware limited partnership ("EEX E&P"), EEX E&P shall have the option set forth in
Section 2 below.

     NOW, THEREFORE, in consideration of the agreements and mutual covenants and agreements contained herein, Buyer and Seller agree as follows:

     1.  Call Option.

         a. Ability to Call. At any time after the termination of that certain Natural Gas Inventory Forward Sale Contract dated the date hereof, between Seller and EEX E&P (formerly Tesoro E&P Company, L.P.) (the "Forward Sale Agreement"), Buyer shall have the option to purchase, and thereupon Seller shall have the obligation to sell, the Interest at a price equal to the Call Price as defined in paragraph 1b (such option to sell and reciprocal obligation to purchase are hereinafter referred to as the "Call"). If Buyer wishes to exercise the Call, Buyer shall deliver a written notice (the "Call Notice") to Seller notifying Seller of its desire to exercise the Call. The closing for the purchase by Buyer of the Interest upon exercise of the Call shall occur at Buyer's principal office, or at such other place as shall be mutually agreeable to Seller and Buyer, within three business days after the receipt by Seller of the Call Notice (such date of closing is hereinafter referred to as the "Call Closing Date").

         b. Call Price. For purposes of this Letter Agreement, "Call Price" shall mean a price equal to the lesser of $5,000,000 and the fair market value of the Interest, provided that the fair market value shall not exceed the equity percentage represented by the Interest in the oil and gas reserves of Tesoro E&P Company, L.P. (to be renamed EEX E&P Company, L.P.) (measured by the PV-10 value of such reserves, meaning the value of future net cash flows from proved reserves before taxes discounted at a rate of 10%). At Buyer's option, the Call Price may be paid in cash or common stock of EEX Corporation ("EEX Stock"), or a combination of cash and EEX Stock, the value of shares of which will be determined based on the average closing price of EEX Stock for the five business days preceding the Call Closing Date.

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         c.  Termination of Call.  The Call shall terminate five years after the date of termination of the Forward Sale Contract.

     2. Option to Terminate Forward Sale Agreement. EEX E&P, at its option and independently from the Call, upon sixty (60) days prior written notice to Buyer and Seller, may terminate the Forward Sale Agreement and repurchase all Natural Gas previously sold under the Forward Sale Agreement, by paying to Seller the Termination Payment plus all Unpaid Amounts. Following such payment, the Forward Sale Agreement shall be automatically terminated without the need for further action by any party. Capitalized terms in this Paragraph 2 have the meaning ascribed to such terms in the Forward Sale Agreement.

     3. Notices. All notices, requests, demands, and other communications required or permitted to be given or made hereunder by any party hereto shall be in writing and shall be delivered in accordance with, and pursuant to the terms and conditions regarding notices set forth in the Limited Liability Company Agreement of the Company.

     4. Binding Effect; Assignment; No Third Party Benefit. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Except as otherwise expressly provided in this Agreement, neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the parties hereto, and their respective successors and permitted assigns, any rights, benefits, or remedies of any nature whatsoever under or by reason of this Agreement.

     5. Severability. If any provision of this Agreement is held to be unenforceable, this Agreement shall be considered divisible and such provision shall be deemed inoperative to the extent it is deemed unenforceable, and in all other respects this Agreement shall remain in full force and effect; provided, however, that if any such provision may be made enforceable by limitation thereof, then such provision shall be deemed to be so limited and shall be enforceable to the maximum extent permitted by Applicable Law.

  6. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

  7. Counterparts. This Agreement may be executed by the parties hereto in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all, the parties hereto.

               REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.

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     IN WITNESS WHEREOF, the parties have executed this Agreement, or caused this Agreement to be executed by their duly authorized representatives, all as of the day and year first above written.


                                 BUYER:

                                 EEX CAPITAL, INC.

                                 By:_______________________________
                                 Name:_____________________________
                                 Title:____________________________


                                 SELLER:

                                 BOB WEST TREASURE L.L.C.


                                 By:_______________________________
                                 Name:_____________________________
                                 Title:____________________________


Upon execution of this Agreement by EEX E&P or by its duly authorized representative, where indicated below, EEX E&P will have the option to terminate the Forward Sale Agreement as provided in Section 2 above.

                                  EEX E&P COMPANY, L.P.

                                  By:  EEX Exploration and Production Company,
                                       LLC, its General Partner


                                  By:______________________________
                                  Name:____________________________
                                  Title:___________________________

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